Exhibit 99.1

      Actuant Announces Record First Quarter Sales and Earnings


    MILWAUKEE--(BUSINESS WIRE)--Dec. 20, 2006--Actuant Corporation (NYSE: ATU) today announced record results for its first quarter ended November 30, 2006. First quarter fiscal 2007 net earnings and diluted earnings per share ("EPS") were $25.1 million and $0.81, respectively, which compares favorably to net earnings and EPS of $21.3 million and $0.70, respectively, for the first quarter of fiscal 2006. Fiscal 2007 first quarter sales and EPS increased approximately 21% and 16%, respectively, over the comparable prior year period.

    First quarter sales increased to $343 million from $284 million in the prior year, driven by strong base business growth and approximately $25 million of sales from acquired businesses. Excluding foreign currency exchange rate changes and sales from acquired businesses, first quarter fiscal 2007 sales increased approximately 9% from the comparable prior year period. This increase was driven by growth in all four reportable segments, including strong growth in the Industrial and Actuation Systems segments.

    Robert C. Arzbaecher, President and CEO of Actuant, commented, "Actuant is off to a solid start in Fiscal 2007 with 9% core sales growth, which was slightly ahead of our expectations. Additionally, first quarter EPS increased approximately 16% from last year, driven by higher sales and the benefit of prior year acquisitions."

    Arzbaecher continued, "We were especially pleased with the performance of our Industrial segment, which generated strong increases in both core sales and profit margins. Our overall profit margins were down year-over-year as a result of unfavorable sales mix and lower Actuation System and Electrical segment profitability. Our previously announced European Electrical restructuring activities continue on plan, although there was limited financial impact this quarter."

    He added, "We are also pleased with our acquisition progress, both in integrating previously announced acquisitions and in identifying new acquisition opportunities. We've had success in supplementing our core revenue growth with acquisitions, and this combination has helped Actuant double its sales over the last three years."

    The Company also announced sales and earnings guidance for the second quarter of fiscal 2007 and confirmed its full year guidance. Arzbaecher stated, "We expect second quarter sales and EPS to be lower than the first quarter due to normal seasonality, but do anticipate year-over-year growth. Excluding acquisition activity and European Electrical restructuring costs, we are projecting second quarter sales and EPS to be in the range of $320-325 million, and $0.67-0.71 per share, respectively. Full year fiscal 2007 sales and earnings guidance, excluding future acquisitions and European Electrical restructuring costs, remains unchanged from our previous ranges of $1.325-1.345 billion and $3.20-3.40 per share, respectively. This translates to 10-17% EPS growth over the $2.90 fiscal 2006 EPS, excluding 2006 tax gains and European Electrical restructuring costs.

    Net debt (total debt of $482 million less approximately $27 million of cash) was $455 million, unchanged from the beginning of the quarter. Consistent with prior years, Actuant's first quarter cash flow was impacted by seasonal trends including working capital growth and employee incentive compensation payments for the prior year.


                      Industrial Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                                                    Three Months Ended
                                                       November 30,
                                                    ------------------
                                                     2006      2005
                                                    --------  --------
Sales                                                $100.9     $75.8
Operating Profit                                      $28.7     $20.2
Operating Profit as a % of Sales                       28.4%     26.6%

    The Industrial segment is comprised of the Enerpac and Hydratight businesses. First quarter fiscal 2007 Industrial sales increased 33% to $101 million, resulting from increased demand, price increases, foreign currency rate changes, and sales from the April 2006 acquisitions of Precision Sure-Lock and D.L. Ricci. Excluding foreign currency exchange rate changes and sales from acquired businesses, Industrial segment sales increased approximately 11% from the comparable prior year period, driven by continued strong demand across both the hydraulic tool and joint integrity product lines, and price increases. Operating profit margins in Industrial increased to 28.4% in the first quarter of fiscal 2007 from 26.6% in the comparable prior year period due to higher production levels, acquisitions and operating efficiencies.


                      Electrical Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                                                    Three Months Ended
                                                       November 30,
                                                    ------------------
                                                     2006      2005
                                                    --------  --------
Sales                                                $122.0    $105.5
Operating Profit                                       $9.4     $10.2
Operating Profit as a % of Sales                        7.7%      9.7%

    The Electrical segment consists of the Company's Gardner Bender, Professional Electrical, European Electrical and Specialty Electrical business units. Fiscal 2007 first quarter Electrical segment sales increased approximately 16% to $122 million from approximately $106 million in the prior year. Higher sales resulted from 3% core sales growth, foreign currency exchange rate changes and the fiscal 2006 acquisitions of BEP Marine and Actown. Electrical operating profit margins declined from 9.7% in the first quarter of fiscal 2006 to 7.7% in fiscal 2007 due primarily to approximately $1.0 million of downsizing costs (unrelated to the previously announced European Electrical restructuring, but rather costs incurred to close three other Electrical locations), sales mix and acquisitions. The Company made progress on restructuring activities in its European Electrical business during the quarter, and is on track with its previously announced plans to downsize the operation to improve profitability. The Company has incurred a total of approximately $5 million of pre-tax European Electrical restructuring costs over the past six months, and expects to recognize an additional $12-15 million of related costs (pre-tax) by the end of calendar 2007.


                  Actuation Systems Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                                                    Three Months Ended
                                                       November 30,
                                                    ------------------
                                                     2006      2005
                                                    --------  --------
Sales                                                $105.7     $88.7
Operating Profit                                       $8.6     $10.0
Operating Profit as a % of Sales                        8.2%     11.3%

    The Company's Automotive, Truck (Gits and Power Packer), Recreational Vehicle ("RV"), and Elliott businesses are included in its Actuation Systems segment. Actuation Systems first quarter fiscal 2007 sales increased 19% to $106 million from approximately $89 million in the comparable prior year period. Excluding foreign currency exchange rate changes, Actuation Systems core sales increased 16%, with growth in all three major product lines - automotive actuation systems, RV actuation systems and truck actuation systems. Automotive convertible top sales increased 45% year-over-year due to the continued impact of new convertible auto platform introductions. The higher truck actuation system sales resulted from strong customer pre-buy demand in advance of more stringent North American diesel engine emissions standard that takes effect on January 1, 2007. Actuation Systems operating profit margins declined to 8.2% in the first quarter of fiscal 2007, due primarily to unfavorable product line sales mix, overtime expense, material cost increases, and other manufacturing variances.


                 Engineered Products Segment Results
----------------------------------------------------------------------
                          (US $ in millions)

                                                    Three Months Ended
                                                       November 30,
                                                    ------------------
                                                     2006      2005
                                                    --------  --------
Sales                                                 $14.4     $13.9
Operating Profit                                       $1.9      $1.7
Operating Profit as a % of Sales                       13.4%     12.4%

    The Engineered Products segment includes the Company's Acme Aerospace, Turner, Milwaukee Cylinder, and Nielsen-Sessions operations. Fiscal 2007 first quarter Engineered Products sales increased approximately 4% year-over-year due to increased economic activity. Operating profit margins increased to 13.4% from 12.4% in the prior year first quarter, reflecting the benefits of low cost country component sourcing as well as operating efficiencies.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    An investor conference call is scheduled for 11am ET today, December 20, and may be listened to via webcast on Actuant's Web site at www.actuant.com.

    About Actuant

    Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to over $1 billion and its market capitalization from $113 million to over $1.4 billion. The Company employs a workforce of more than 6,300 worldwide. Actuant Corporation trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's Web site at www.actuant.com.


                         Actuant Corporation
                Condensed Consolidated Balance Sheets
                        (Dollars in thousands)
                             (Unaudited)

                                       November 30,      August 31,
                                          2006             2006
                                     ---------------- ----------------

ASSETS
Current assets
  Cash and cash equivalents                  $26,586          $25,659
  Accounts receivable, net                   186,709          171,262
  Inventories, net                           174,355          165,760
  Deferred income taxes                       21,824           18,796
  Other current assets                        11,603            9,448
                                     ---------------- ----------------
    Total current assets                     421,077          390,925

Property, plant and equipment, net            92,737           94,544
Goodwill                                     509,848          505,428
Other intangible assets, net                 208,859          210,899
Other long-term assets                        10,294           11,579
                                     ---------------- ----------------

    Total assets                          $1,242,815       $1,213,375
                                     ================ ================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                         $720               $-
  Trade accounts payable                     118,423          122,164
  Accrued compensation and benefits           32,325           43,983
  Income taxes payable                        27,591           21,852
  Current maturities of long-term
   debt                                       28,274           18,896
  Other current liabilities                   58,447           57,499
                                     ---------------- ----------------
    Total current liabilities                265,780          264,394

Long-term debt, less current
 maturities                                  452,680          461,356
Deferred income taxes                         68,070           70,184
Pension and postretirement benefit
 accruals                                     36,750           36,606
Other long-term liabilities                   22,517           17,870

Shareholders' equity
  Capital stock                                5,479            5,460
  Additional paid-in capital                (354,542)        (360,353)
  Accumulated other comprehensive
   income (loss)                              (1,448)          (4,581)
  Stock held in trust                         (1,648)          (1,355)
  Deferred compensation liability              1,648            1,355
  Retained earnings                          747,529          722,439
                                     ---------------- ----------------
    Total shareholders' equity               397,018          362,965
                                     ---------------- ----------------

Total liabilities and shareholders'
 equity                                   $1,242,815       $1,213,375
                                     ================ ================


                         Actuant Corporation
            Condensed Consolidated Statements of Earnings
           (Dollars in thousands except per share amounts)
                             (Unaudited)


                                                   Three Months Ended
                                                      November 30,
                                                  --------------------
                                                    2006      2005
                                                  --------------------

Net sales                                          $342,983  $283,876
Cost of products sold                               229,938   184,398
                                                  --------------------
  Gross profit                                      113,045    99,478

Selling, administrative and engineering expenses     67,263    59,482
Amortization of intangible assets                     2,253     1,785
                                                  --------------------
  Operating profit                                   43,529    38,211

Financing costs, net                                  6,841     6,067
Other expense, net                                      217       698
                                                  --------------------
  Earnings from operations before income
  tax expense and minority interest                  36,471    31,446

Income tax expense                                   11,379    10,220
Minority interest, net of income taxes                  (10)      (42)
                                                  --------------------

Net earnings                                        $25,102   $21,268
                                                  ====================


Earnings per share
  Basic                                               $0.92     $0.79
  Diluted                                              0.81      0.70

Weighted average common shares outstanding
  Basic                                              27,300    27,037
  Diluted                                            31,717    31,453


                         Actuant Corporation
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)


                                      Three Months Ended November 30,
                                     ---------------------------------
                                          2006             2005
                                     ---------------- ----------------

Operating Activities
Net earnings                                 $25,102          $21,268
Adjustments to reconcile net
 earnings to net cash provided by
 operating activities:
  Depreciation and amortization                7,877            6,521
  Amortization of debt issuance
   costs                                         382              360
  Stock-based compensation expense             1,417            1,066
  Provision for deferred income
   taxes                                      (2,917)              57
  Loss/(gain) on disposal of assets              122              (66)
  Changes in operating assets and
   liabilities, excluding the
   effects of the business
   acquisitions:
    Accounts receivable                      (14,210)         (21,182)
    Increase in AR securitization
     program                                   3,152            2,736
    Inventories                               (6,357)          (5,745)
    Prepaid expenses and other
     assets                                   (1,372)          (1,184)
    Trade accounts payable                    (5,755)           6,707
    Income taxes payable                       5,377            5,493
    Accrued compensation and
     benefits                                 (8,472)             602
    Other accrued liabilities                  3,397            4,390
                                     ---------------- ----------------
Net cash provided by operating
 activities                                    7,743           21,023

Investing Activities
Proceeds from sale of property,
 plant and equipment                           2,789              115
Capital expenditures                          (6,516)          (5,075)
Other                                            273                -
                                     ---------------- ----------------
Net cash used in investing
 activities                                   (3,454)          (4,960)

Financing Activities
Net borrowings (repayments) on
 revolving credit facilities and
 short-term borrowings                        (1,860)         (17,103)
Cash dividend                                 (2,187)          (2,165)
Stock option exercises and other                 114              616
                                     ---------------- ----------------
Net used in financing activities              (3,933)         (18,652)

Effect of exchange rate changes on
 cash                                            571             (297)
                                     ---------------- ----------------
Net increase in cash and cash
 equivalents                                     927           (2,886)
Cash and cash equivalents -
 beginning of period                          25,659           10,356
                                     ---------------- ----------------
Cash and cash equivalents - end of
 period                                      $26,586           $7,470
                                     ================ ================


ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)


                                       FISCAL 2006
                   ---------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------------------------------------------------
SALES
  INDUSTRIAL
   SEGMENT           $75,846   $68,907   $83,131   $96,804   $324,688
  ELECTRICAL
   SEGMENT           105,460   105,670   109,449   111,907    432,486
  ACTUATION
   SYSTEMS SEGMENT    88,678    87,779   109,099   100,687    386,243
  ENGINEERED
   PRODUCTS
   SEGMENT            13,892    13,663    14,983    15,203     57,741
                   ---------------------------------------------------
    TOTAL           $283,876  $276,019  $316,662  $324,601 $1,201,158
                   ===================================================

% SALES GROWTH
  INDUSTRIAL
   SEGMENT                81%       51%       44%       33%        49%
  ELECTRICAL
   SEGMENT                50%       14%        9%       11%        19%
  ACTUATION
   SYSTEMS SEGMENT         9%        1%        9%       23%        10%
  ENGINEERED
   PRODUCTS
   SEGMENT               149%       41%       15%       16%        40%
    TOTAL                 42%       17%       17%       20%        23%

OPERATING PROFIT
  INDUSTRIAL
   SEGMENT           $20,201   $16,595   $21,307   $27,408    $85,511
  ELECTRICAL
   SEGMENT            10,215    10,760    11,172     9,583     41,730
  ACTUATION
   SYSTEMS SEGMENT    10,034     9,297    12,203     8,846     40,380
  ENGINEERED
   PRODUCTS
   SEGMENT             1,728     1,834     2,139     2,020      7,721
  CORPORATE /
   GENERAL            (3,967)   (3,632)   (3,981)   (4,787)   (16,367)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE          $38,211   $34,854   $42,840   $43,070   $158,975
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE                  -         -         -    (4,910)    (4,910)
                   ---------------------------------------------------
    TOTAL            $38,211   $34,854   $42,840   $38,160   $154,065
                   ===================================================

OPERATING PROFIT %
  INDUSTRIAL
   SEGMENT              26.6%     24.1%     25.6%     28.3%      26.3%
  ELECTRICAL
   SEGMENT               9.7%     10.2%     10.2%      8.6%       9.6%
  ACTUATION
   SYSTEMS SEGMENT      11.3%     10.6%     11.2%      8.8%      10.5%
  ENGINEERED
   PRODUCTS
   SEGMENT              12.4%     13.4%     14.3%     13.3%      13.4%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE             13.5%     12.6%     13.5%     13.3%      13.2%

EBITDA
  INDUSTRIAL
   SEGMENT           $21,626   $18,050   $22,752   $29,644    $92,072
  ELECTRICAL
   SEGMENT            11,904    12,818    12,643    11,496     48,861
  ACTUATION
   SYSTEMS SEGMENT    12,063    11,823    14,913    11,555     50,354
  ENGINEERED
   PRODUCTS
   SEGMENT             2,042     2,145     2,435     2,324      8,946
  CORPORATE /
   GENERAL            (3,601)   (3,586)   (3,881)   (4,487)   (15,555)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE          $44,034   $41,250   $48,862   $50,532   $184,678
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE                  -         -         -    (4,910)    (4,910)
                   ---------------------------------------------------
    TOTAL            $44,034   $41,250   $48,862   $45,622   $179,768
                   ===================================================

EBITDA %
  INDUSTRIAL
   SEGMENT              28.5%     26.2%     27.4%     30.6%      28.4%
  ELECTRICAL
   SEGMENT              11.3%     12.1%     11.6%     10.3%      11.3%
  ACTUATION
   SYSTEMS SEGMENT      13.6%     13.5%     13.7%     11.5%      13.0%
  ENGINEERED
   PRODUCTS
   SEGMENT              14.7%     15.7%     16.3%     15.3%      15.5%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE             15.5%     14.9%     15.4%     15.6%      15.4%


                                       FISCAL 2007
                   ---------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------------------------------------------------
SALES
  INDUSTRIAL
   SEGMENT          $100,867                                 $100,867
  ELECTRICAL
   SEGMENT           122,017                                  122,017
  ACTUATION
   SYSTEMS SEGMENT   105,654                                  105,654
  ENGINEERED
   PRODUCTS
   SEGMENT            14,445                                   14,445
                   ---------------------------------------------------
    TOTAL           $342,983                                 $342,983
                   ===================================================

% SALES GROWTH
  INDUSTRIAL
   SEGMENT                33%                                      33%
  ELECTRICAL
   SEGMENT                16%                                      16%
  ACTUATION
   SYSTEMS SEGMENT        19%                                      19%
  ENGINEERED
   PRODUCTS
   SEGMENT                 4%                                       4%
    TOTAL                 21%                                      21%

OPERATING PROFIT
  INDUSTRIAL
   SEGMENT           $28,680                                  $28,680
  ELECTRICAL
   SEGMENT             9,357                                    9,357
  ACTUATION
   SYSTEMS SEGMENT     8,614                                    8,614
  ENGINEERED
   PRODUCTS
   SEGMENT             1,931                                    1,931
  CORPORATE /
   GENERAL            (4,944)                                  (4,944)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE          $43,638                                  $43,638
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE               (109)                                    (109)
                   ---------------------------------------------------
    TOTAL            $43,529                                  $43,529
                   ===================================================

OPERATING PROFIT %
  INDUSTRIAL
   SEGMENT              28.4%                                    28.4%
  ELECTRICAL
   SEGMENT               7.7%                                     7.7%
  ACTUATION
   SYSTEMS SEGMENT       8.2%                                     8.2%
  ENGINEERED
   PRODUCTS
   SEGMENT              13.4%                                    13.4%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE             12.7%                                    12.7%

EBITDA
  INDUSTRIAL
   SEGMENT           $31,022                                  $31,022
  ELECTRICAL
   SEGMENT            11,543                                   11,543
  ACTUATION
   SYSTEMS SEGMENT    11,339                                   11,339
  ENGINEERED
   PRODUCTS
   SEGMENT             2,238                                    2,238
  CORPORATE /
   GENERAL            (4,844)                                  (4,844)
                   ---------------------------------------------------
    TOTAL -
     EXCLUDING
     RESTRUCTURING
     CHARGE          $51,298                                  $51,298
  EUROPEAN
   ELECTRICAL
   RESTRUCTURING
   CHARGE               (109)                                    (109)
                   ---------------------------------------------------
    TOTAL            $51,189                                  $51,189
                   ===================================================

EBITDA %
  INDUSTRIAL
   SEGMENT              30.8%                                    30.8%
  ELECTRICAL
   SEGMENT               9.5%                                     9.5%
  ACTUATION
   SYSTEMS SEGMENT      10.7%                                    10.7%
  ENGINEERED
   PRODUCTS
   SEGMENT              15.5%                                    15.5%
    TOTAL
     (INCLUDING
     CORPORATE) -
     EXCLUDING
     RESTRUCTURING
     CHARGE             15.0%                                    15.0%


ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(Dollars in thousands, except for per share amounts)


                                       FISCAL 2006
                   ---------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------------------------------------------------

NET EARNINGS
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS (1)
  NET EARNINGS
   (GAAP MEASURE)    $21,268   $19,298   $26,787   $25,235    $92,588
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT               -         -         -     4,499      4,499
    TAX
     ADJUSTMENTS           -         -    (2,597)   (5,374)    (7,971)
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)          $21,268   $19,298   $24,190   $24,360    $89,116
                   ===================================================

DILUTED EARNINGS
 PER SHARE
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS (1)
  NET EARNINGS
   (GAAP MEASURE)      $0.70     $0.63     $0.86     $0.82      $3.01
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT               -         -         -      0.14       0.14
    TAX
     ADJUSTMENTS           -         -     (0.08)    (0.17)     (0.25)
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)            $0.70     $0.63     $0.78     $0.79      $2.90
                   ===================================================

EBITDA (2)
  NET EARNINGS
   (GAAP MEASURE)    $21,268    19,298    26,787    25,235    $92,588
    FINANCING
     COSTS, NET        6,067     6,084     6,786     7,209     26,146
    INCOME TAX
     EXPENSE          10,220     9,159     8,636     5,371     33,386
    DEPRECIATION &
     AMORTIZATION      6,521     6,721     6,680     7,851     27,773
    MINORITY
     INTEREST, NET
     OF INCOME TAX       (42)      (12)      (27)      (44)      (125)
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)   $44,034   $41,250   $48,862   $45,622   $179,768
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE                -         -         -     4,910      4,910
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)
     - EXCLUDING
     RESTRUCTURING
     CHARGE          $44,034   $41,250   $48,862   $50,532   $184,678
                   ===================================================


                                       FISCAL 2007
                   ---------------------------------------------------
                       Q1        Q2        Q3        Q4       TOTAL
                   ---------------------------------------------------

NET EARNINGS
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS (1)
  NET EARNINGS
   (GAAP MEASURE)    $25,102                                  $25,102
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT             109                                     $109
    TAX
     ADJUSTMENTS           -                                        -
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)          $25,211                                  $25,211
                   ===================================================

DILUTED EARNINGS
 PER SHARE
 EXCLUDING
 RESTRUCTURING
 CHARGE AND TAX
 ADJUSTMENTS (1)
  NET EARNINGS
   (GAAP MEASURE)      $0.81                                    $0.81
    RESTRUCTURING
     CHARGES, NET
     OF TAX
     BENEFIT               -                                        -
    TAX
     ADJUSTMENTS           -                                        -
                   ---------------------------------------------------
  TOTAL (NON-GAAP
   MEASURE)            $0.81                                    $0.81
                   ===================================================

EBITDA (2)
  NET EARNINGS
   (GAAP MEASURE)    $25,102                                  $25,102
    FINANCING
     COSTS, NET        6,841                                    6,841
    INCOME TAX
     EXPENSE          11,379                                   11,379
    DEPRECIATION &
     AMORTIZATION      7,877                                    7,877
    MINORITY
     INTEREST, NET
     OF INCOME TAX       (10)                                     (10)
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)   $51,189                                  $51,189
    EUROPEAN
     ELECTRICAL
     RESTRUCTURING
     CHARGE              109                                      109
                   ---------------------------------------------------
    EBITDA (NON-
     GAAP MEASURE)
     - EXCLUDING
     RESTRUCTURING
     CHARGE          $51,298                                  $51,298
                   ===================================================


(1)Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.

(2)EBITDA represents net earnings before financing costs,net, income tax expense, depreciation & amortization and minority interest. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

    CONTACT: Actuant Corporation
             Andrew Lampereur, 262-373-7401
             Executive Vice President and CFO